                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S8) pertaining to the registration of shares under the Intuit Inc. 1996 Directors Stock Option Plan and to the incorporation by reference therein of our report dated August 22, 2000 with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Palo Alto, California
December 11, 2000